Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 10, Amendment No. 1, of our report dated August 1, 2018, relating to the financial statements of Shentang International, Inc., as of December 31, 2017 and 2016 and to all references to our firm included in this Registration Statement.

/S/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

September 18, 2018